UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 17, 2009, Ameristar Casinos, Inc. (“ACI”) entered into an Extending Revolving Loan Commitment Agreement (the “Extending Commitment Agreement”) among ACI, the various lenders party thereto (the “Extending Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent (“DBTCA”), with respect to the Credit Agreement, dated as of November 10, 2005, as amended and supplemented (the “Credit Agreement”), among ACI, the various lenders party thereto and DBTCA.
Pursuant to the Extending Commitment Agreement, an aggregate of $600 million of Non-Extending Revolving Loan Commitments maturing November 10, 2010 under the Credit Agreement were converted to or replaced by new Extending Revolving Loan Commitments maturing August 10, 2012. The Applicable Margin (i.e., the interest rate add-on) for the Extending Revolving Loans ranges from 0.125 percentage point to 0.50 percentage point higher than the Applicable Margin for the Non-Extending Revolving Loans, depending on ACI’s consolidated Leverage Ratio as defined in the Credit Agreement. Based on ACI’s current Leverage Ratio, the Applicable Margin for the Extending Revolving Loans is 0.375 percentage point higher than that for the Non-Extending Revolving Loans. The Applicable Commitment Commission Percentage (i.e., the unused fee) for the Extending Revolving Loan Commitments is 0.125 percentage point higher than that for the Non-Extending Revolving Loan Commitments.
After giving effect to the Extending Commitment Agreement, ACI has $150 million of Non-Extending Revolving Loan Commitments maturing in November 2010, under which $128.6 million of loans are currently outstanding, and $600 million of Extending Revolving Loan Commitments maturing in August 2012, under which $514.4 million of loans are currently outstanding.
In connection with entering into the Extending Commitment Agreement, ACI paid certain one-time fees to the Extending Lenders and Joint Lead Arrangers under the Extending Commitment Agreement totaling approximately $6.7 million, including an upfront fee to each Extending Lender equal to 0.60 percentage point of its Extending Revolving Loan Commitment.
Pursuant to the Credit Agreement, ACI is permitted to enter into one or more additional extending revolving loan commitment agreements with lenders with respect to the conversion to, increase or provision of additional Extending Revolving Loan Commitments, in each case without increasing the total amount of loans that may be outstanding under the Credit Agreement.
The foregoing is only a summary of the terms of the Extending Commitment Agreement and is qualified in its entirety by reference to the full text of the Extending Commitment Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by this reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent applicable, the information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
4.1	Extending Revolving Loan Commitment Agreement, dated November 17, 2009, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
November 19, 2009	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
4.1	Extending Revolving Loan Commitment Agreement, dated November 17, 2009, among the Registrant, the various lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.